Exhibit 10.1
AMENDMENT 2009-1
TO THE
RELIANCE STANDARD LIFE INSURANCE COMPANY
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
     Pursuant to the authority delegated to the authorized officers of Reliance Standard Life Insurance Company (the “Company”) by resolutions duly adopted by the Executive Committee of the Board of Directors of the Company, the Reliance Standard Life Insurance Company Supplemental Executive Retirement Plan (the “SERP”) is hereby amended as follows:
     1. Section 3.10 of the SERP is hereby amended by adding the following sentence to the end thereof:
“Notwithstanding the foregoing, compensation earned after December 31, 2009 shall not be included in Compensation for purposes of the Plan.”
     2. Section 5.2 of the SERP is hereby amended by adding the following sentence to the end thereof:
“Notwithstanding the foregoing, no Key Employee shall become a Participant in the Plan on or after January 1, 2010.”
     3. Section 6.1 of the SERP is hereby amended by adding the following subparagraph to the end thereof:
     “(c) Notwithstanding the foregoing, the benefit of a Participant under this Section 6.1 shall be frozen as of December 31, 2009.”
     4. This Amendment 2009-1 is effective December 31, 2009 except where specified otherwise.
     IN WITNESS WHEREOF, and as evidence of the adoption of the amendment set forth herein, the undersigned authorized officer of the Company has caused this instrument to be executed this 31st day of December, 2009.

Attest:	RELIANCE STANDARD LIFE INSURANCE COMPANY
/s/ CHARLES T. DENARO	By:	/s/ THOMAS W. BURGHART
Authorized Officer